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                                                                     Exhibit 3.3

                                  BY-LAW NO. 1
                                       OF
                               COREL CORPORATION
                               (THE "CORPORATION")

                                1. INTERPRETATION

1.1 Expressions used in this By-law shall have the same meanings as corresponding expressions in the Canada Business Corporations Act (the "Act").

                                2. FINANCIAL YEAR

2.1 Until changed by the directors, the financial year of the Corporation shall end on the last day of November in each year.

                                  3. DIRECTORS

3.1 Number. The number of directors shall be not fewer than the minimum and not more than the maximum provided in the articles. At each election of directors the number elected shall be the number of directors then in office unless the directors or the shareholders otherwise determine.

3.2 Quorum. A quorum of directors shall be a majority or, such greater or lesser number as the directors or shareholders may from time to time determine.

3.3 Calling of Meetings. Meetings of the directors shall be held at such time and place as the Chair of the Board, the President or any two directors may determine.

3.4 Notice of Meetings. Notice of the time and place of each meeting of directors shall be given to each director by telephone not less than 48 hours before the time of the meeting or by written notice not less than four days before the date of the meeting, provided that the first meeting immediately following a meeting of shareholders at which directors are elected may be held without notice if a quorum is present. Meetings may be held without notice if the directors waive or are deemed to waive notice.

3.5 Meeting by Telephonic or Electronic Facility. If all the directors of the Corporation consent, a meeting of directors or of a committee of directors may be held by means of a telephonic, electronic or other communication facility that permits all persons participating in the meeting to communicate adequately with each other, and a director participating in a meeting by such means is deemed to be present at that meeting.

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3.6 Chair. The Chair of the Board, or in the Chair's absence the President if a director, or in the President's absence a director chosen by the directors at the meeting, shall be chair of any meeting of directors.

3.7 Voting at Meetings. At meetings of directors each director shall have one vote and questions shall be decided by a majority of votes. In case of an equality of votes the chair of the meeting shall have a second or casting vote.

                                  4. COMMITTEES

4.1 Committees of Directors. The directors may appoint from among their number one or more committees of directors and delegate to them any of the powers of the directors except those which under the Act a committee of directors has no authority to exercise.

4.2 Audit Committee. The directors shall appoint from among their number an audit committee composed of not fewer than three directors, a majority of whom are not officers or employees of the Corporation or any affiliate of the Corporation. The audit committee shall review the financial statements of the Corporation and shall report thereon to the directors of the Corporation before such financial statements are approved by the directors. The auditor of the Corporation is entitled to receive notice of every meeting of the audit committee and, at the expense of the Corporation, to attend and be heard thereat; and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor. The auditor of the Corporation or any member of the audit committee may call a meeting of the committee.

4.3 Transaction of Business. The powers of a committee appointed by the directors may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all members of the committee entitled to vote on that resolution at a meeting of the committee. Meetings of a committee may be held at any place in or outside Canada.

4.4 Procedure. Unless otherwise determined by the directors each committee shall have power to fix its quorum and to regulate its procedure, including the power to adopt a committee charter. Unless otherwise determined by each committee, a majority of the committee members shall constitute a quorum.

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                                   5. OFFICERS

5.1 General. The directors may from time to time appoint a Chair of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers as the directors may determine.

5.2 Chair of the Board. The Chair of the Board, if any, shall be appointed from among the directors and when present shall be chair of meetings of directors and shareholders and shall have such other powers and duties as the directors may determine.

5.3 President. Unless the directors otherwise determine the President shall be the chief executive officer of the Corporation and shall have general supervision of its business and affairs and in the absence of a Chair of the Board shall be chair of meetings of directors and shareholders when present.

5.4 Vice-President. A Vice-President shall have such powers and duties as the directors or the chief executive officer may determine.

5.5 Secretary. The Secretary shall give required notices to shareholders, directors, auditors and members of committees, act as secretary of meetings of directors and shareholders when present, keep and enter minutes of such meetings, maintain the corporate records of the Corporation, have custody of the corporate seal and shall have such other powers and duties as the directors or the chief executive officer may determine.

5.6 Treasurer. The Treasurer shall keep proper accounting records in accordance with the Act, have supervision over the safekeeping of securities and the deposit and disbursement of funds of the Corporation, report as required on the financial position of the Corporation, and have such other powers and duties as the directors or the chief executive officer may determine.

5.7 Assistants. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant unless the directors or the chief executive officer otherwise direct.

5.8 Variation of Duties. The directors may, from time to time, vary, add to or limit the powers and duties of any officer.

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5.9 Term of Office. Each officer shall hold office until the officer's successor is elected or appointed, provided that the directors may at any time remove any officer from office but such removal shall not affect the rights of such officer under any contract of employment with the Corporation.

                        6. INDEMNIFICATION AND INSURANCE

6.1 Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person to the fullest extent permitted by the Act.

6.2 Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section to the extent permitted by the Act.

                                 7. SHAREHOLDERS

7.1 Quorum. A quorum for the transaction of business at a meeting of shareholders shall be one person present and being, or representing by proxy, shareholders holding in the aggregate not less than 20% of the issued shares entitled to be voted at the meeting. If within half an hour from the time set for a general meeting, a quorum is not present, the meeting, if convened by requisition of shareholders, shall be dissolved; but otherwise it shall stand adjourned to the same day in the next week at the same time and place without any requirement to give notice of the adjourned meeting to shareholders. If at the adjourned meeting a quorum is not present within half an hour from the time set for the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting shall constitute a quorum.

7.2 Casting Vote. In case of an equality of votes at a meeting of shareholders the Chair of the meeting shall have a second or casting vote.

7.3 Scrutineers. The Chair at any meeting of shareholders may appoint one or more persons (who need not be shareholders) to act as scrutineer or scrutineers at the meeting.

7.4 Electronic Meetings and Voting. If the directors or shareholders call a meeting of shareholders, they, as the case may be, may determine that the meeting of shareholders shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants

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to communicate adequately with each other during the meeting, and any vote at that meeting of shareholders shall be held entirely by means of that communication facility

                             8. DIVIDENDS AND RIGHTS

8.1 Declaration of Dividends. Subject to the Act, the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.

8.2 Payment. A dividend payable in money shall be paid by electronic funds transfer or by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and shall be paid by electronic funds transfer as directed by such holder and, if paid by cheque, shall be mailed by prepaid ordinary mail to such registered holder at the address of such holder in the Corporation's securities register, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be paid to the order of all of such joint holders and shall be paid by electronic funds transfer as directed by such joint holders and, if paid by cheque, shall be mailed to them at their address in the Corporation's securities register. The payment by electronic funds transfer or mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.3 Non-Receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case.

8.4 Unclaimed Dividends. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                           9. EXECUTION OF INSTRUMENTS

9.1 Deeds, transfers, assignments, agreements, proxies and other instruments may be signed on behalf of the Corporation by any one director or any one officer holding the position of Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Secretary or an Executive Vice President.

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                                   10. NOTICE

10.1 A notice mailed to a shareholder, director, auditor or member of a committee shall be deemed to have been received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or the document at that time or at all.

10.2 Electronic Delivery. Provided the addressee has consented in writing or electronically in accordance with the Act and the regulations thereunder, the Corporation may satisfy the requirement to send any notice or document referred to in section 10.1 by creating and providing an electronic document in compliance with the Act and the regulations under the Act. An electronic document is deemed to have been received when it enters the information system designated by the addressee or, if the document is posted on or made available through a generally accessible electronic source, when the addressee receives notice in writing of the availability and location of that electronic document, or, if such notice is sent electronically, when it enters the information system designated by the addressee.

10.3 Accidental omission to give any notice to any shareholder, director, auditor or member of a committee or non-receipt of any notice or any error in a notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice.

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          RESOLVED THAT the foregoing by-law is made a by-law of the Corporation by the signatures hereto of all the directors of the Corporation pursuant to the Canada Business Corporations Act, as of January 27, 2006.


                                        /s/ Alexander Slusky
                                        ----------------------------------------
                                        Alexander Slusky


                                        /s/ Douglas McCollam
                                        ----------------------------------------
                                        Douglas McCollam


                                        /s/ Ian Giffen
                                        ----------------------------------------
                                        Ian Giffen


                                        /s/ Steven Cohen
                                        ----------------------------------------
                                        Steven Cohen


                                        /s/ Amish Mehta
                                        ----------------------------------------
                                        Amish Mehta

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          RESOLVED THAT the foregoing by-law is made a by-law of the Corporation by the signatures hereto of all the directors of the Corporation pursuant to the Canada Business Corporations Act, as of January 27, 2006.

                                        VECTOR CC HOLDINGS, SRL


                                        By: /s/ Alexander Slusky
                                            ------------------------------------
                                        Name: Alexander Slusky
                                        Title: Manager


                                        COREL HOLDINGS, L.P., acting by its
                                        General Partner, VECTOR CAPITAL PARTNERS
                                        II INTERNATIONAL, LTD.


                                        By: /s/ Alexander Slusky
                                            ------------------------------------
                                        Name: Alexander Slusky
                                        Title: Director


                                        /s/ Robert V. Voit
                                        ----------------------------------------
                                        Robert V. Voit, as Trustee

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                                        /s/ Randy Eisenbach
                                        ----------------------------------------
                                        Randy Eisenbach